Exhibit 10.66

September 26, 2016

John M. Desmarais

26 Deer Creek Lane

Mt. Kisco, New York 10549

Dear John:

Reference is made to the Subscription Agreement, dated September 26, 2016, by and between BioRestorative Therapies, Inc. (the “Company”) and you (the “Subscription Agreement”).

Pursuant to the Subscription Agreement, the Company is issuing to you 80,000 shares of Common Stock of the Company and a Warrant for the purchase of 80,000 shares of Common Stock of the Company for a subscription price of $240,000.

In consideration of your purchase of the shares of Common Stock and Warrant pursuant to the Subscription Agreement, the Company agrees that the expiration dates of the Warrants, dated March 18, 2016, issued to you for the purchase of 444,444 and 400,000 shares of the Company’s Common Stock, respectively (the “Warrants”), are extended for a period of one year from November 18, 2016 and March 18, 2017, respectively, to November 18, 2017 and March 18, 2018, respectively

Except as modified herein, the Warrants shall continue in full force and effect in accordance with their terms.

Very truly yours,

BioRestorative Therapies, Inc.

By:
Mark Weinreb, Chief Executive Officer